SCHEDULE 14A
                                 (Rule 14a-101)

                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant
     to Rule 14a-11 (c) or Rule 14a-12


                              Rnethealth.com, Inc.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previ-ously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                              RNETHEALTH.COM, INC.
                        506 SANTA MONICA BLVD., SUITE 400
                         SANTA MONICA, CALIFORNIA 90401


                                                                   July 10, 2000

Dear Shareholder:

        You are cordially invited to attend the 2000 Annual Meeting of the Shareholders of Rnethealth.com, Inc. (the "Company") to be held at 9:00 a.m., Pacific Standard Time, on Monday, August 14, 2000 at out office located at 506 Santa Monica Blvd., Suite 400, Santa Monica, California.

        Information about the meeting and the various matters on which the shareholders will act is included in the Notice of Annual Meeting of the Shareholders and Proxy Statement that follow. Also included is a Proxy Card and postage paid return envelope.

        Whether or not you plan to attend the meeting, we hope you will have your shares represented at the meeting by completing, signing and returning your Proxy Card in the enclosed postage paid return envelope promptly.

Sincerely,

/s/ TRACY R. NEAL
-----------------
Tracy R. Neal
Secretary

                              RNETHEALTH.COM, INC.
                        506 SANTA MONICA BLVD., SUITE 400
                         SANTA MONICA, CALIFORNIA 90401

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 14, 2000

To Our Shareholders:

        Notice is hereby given that the Annual Meeting of Shareholders of Rnethealth.com, Inc. will be held at our offices located at 506 Santa Monica Blvd., Suite 400, Santa Monica, California, at 9:00 a.m., on Monday, August 14, 2000 for the following purposes:

(1)     The election of directors;

(2) The ratification and approval of an amendment to the Company's Bylaws to fix the authorized number of directors at nine members;

(3) The ratification and approval of an amendment to the Company's Articles of Incorporation to increase the authorized number of shares from 50,000,000 to 60,000,000;

(4) The ratification and approval of an amendment to the Company's Articles of Incorporation to change the corporate name from Rnethealth.com, Inc. to Rnethealth, Inc.;

(5) The ratification and approval of the appointment of Corbin & Wertz LLP as the Company's independent public accountants for the fiscal year ending June 30, 2000; and,

(6) The transaction of such other business as may properly come before the Meeting or any adjournment or postponement thereof.

        Only holders of record of Common Stock as of the close of business of July 6, 2000 are entitled to vote at the meeting and at any adjournment or postponement thereof.


By Order of the Board of Directors,


/s/ TRACY R. NEAL
-----------------
Tracy R. Neal
Secretary

Santa Monica, California
July 10, 2000


         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE,
                SIGN DATE AND RETURN THE ACCOMPANYING PROXY CARD.

                              RNETHEALTH.COM, INC.
                        506 SANTA MONICA BLVD., SUITE 400
                         SANTA MONICA, CALIFORNIA 90401

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 14, 2000

                               GENERAL INFORMATION

        The enclosed proxy is solicited by the Board of Directors of Rnethealth.com, Inc., a Colorado corporation (the "Company") to be used at the Annual Meeting of Shareholders (the "Annual Meeting" or "Meeting") to be held at 9:00 a.m., Pacific Standard Time, on Monday, August 14, 2000, at our offices located 506 Santa Monica Boulevard, Suite 400, Santa Monica, California and at any adjournment thereof. This proxy statement and an accompanying proxy card are being mailed to shareholders on or about July 10, 2000.

        Only shareholders of record at the close of business on July 6, 2000 will be entitled to vote (the "Record Date"). As of the Record Date, there were ______________ shares of Common Stock outstanding. Each share of Common Stock outstanding on the Record Date will be entitled to one vote on all matters to come before the Meeting.

        The presence at the Annual Meeting, either in person or by proxy, of holders of record of a majority of the shares of Common Stock outstanding will constitute a quorum.

        The cost of preparing, assembling and mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement and Proxies is to be borne by the Company. The Company will also reimburse brokers who are holders of record of Common Stock for their expenses in forwarding Proxies and Proxy soliciting material to the beneficial owners of such shares. In addition to the use of the mails, Proxies may be solicited without extra compensation by directors, officers and employees of the Company by telephone, telecopy, telegraph or personal interview.

        Unless otherwise specified, all Proxies, in proper form, received by the time of the Meeting will be voted for the election of all nominees named herein to serve as directors and in favor of each of the proposals set forth in the accompanying Notice of Annual Meeting of Shareholders and described below.

        A Proxy may be revoked by a shareholder at any time before its exercise by filing with Tracy R. Neal, the Secretary of the Company, at the address set forth above, an instrument of revocation or a duly executed proxy bearing a later date, or by attendance at the Meeting and electing to vote in person. Attendance at the Meeting will not, in and of itself, constitute revocation of a Proxy.

        Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting for determining the presence of a quorum.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

        At the Meeting, shareholders will elect 7 directors to serve until the next Annual Meeting of Shareholders and until his or her respective successor is elected and qualified. Unless otherwise directed, the persons named in the Proxy intend to cast all Proxies received for the election of Robert Portrie, William
D. Moses, George H. Henry, Wendy Borow Johnson, Kevin Wall, Marc Guren and W. Thomas Oliver to serve as directors upon their nomination at the Meeting. Each of the aforementioned individuals has advised the Company of his or her willingness to serve as a director of the Company. Shares represented by valid proxies in the accompanying form will be voted for the election of all of the directors and nominees named below, unless a contrary direction is indicated. Should any director or nominee named below become unavailable for election to the Board of Directors for any reason, the persons named in the Proxies have discretionary authority to vote the Proxies for one or more alternative nominees who will be designated by the Board of Directors.

DIRECTORS

        The nominees for director of the Company, his or her ages, and present positions with the Company, are as follows:


NAME                                                      AGE            POSITION
----                                                      ---            --------
Robert Portrie                                             50            Chairman of the Board of Directors
William Moses                                              37            Vice Chairman of the Board of Directors
George Henry                                               45            Chairman of the Executive Committee of the Board of
                                                                         Directors and Director
Wendy Borow Johnson                                        48            Director

Kevin Wall                                                 47            Director
Marc Guren                                                 44            Director
W. Thomas Oliver                                           57            Director

INFORMATION ABOUT DIRECTORS AND NOMINEES

        The following is a brief summary of the background of each director and
Nominee:

        ROBERT E. PORTRIE has been Chairman of the Board of Directors since October 1999. Mr. Portrie is also a Managing Partner of RCM Technologies, Inc.; a New Jersey based consulting and staffing company, where he is responsible for the insurance and financial services industry in addition to the knowledge management practice. Bob spent 23 years with AT&T in numerous sales, marketing, operational and research positions. In his last position, he was President and Chairman of the Board of AT&T InView, a subsidiary of AT&T, which developed, sold and implemented the first Internet business to business application in the insurance industry providing network centric business applications. Mr. Portrie also chaired the product architecture committee responsible for developing and integrating network based applications as part of the Large User Study Program under the auspices of the Chairman's office at AT&T. This program was credited with numerous customer focused developments, including the first network based Wide Area Network (WAN) deployment in the U.S. Portrie also served as President and CEO of InfoMation Publishing Corporation, a CMGI subsidiary which developed leading edge knowledge management software that today is the engine behind such Internet companies as Zine Zone and Planet Direct, in addition to being the knowledge management system backbone for several Fortune 500 companies.

        GEORGE H. HENRY has been a director of the Company since its founding and is a principal shareholder. Mr. Henry has extensive Wall Street experience in both public and private finance and has served on nine public company Boards as well as the Boards of a dozen private companies. In 1980, after attending Columbia University Graduate School of Business, Mr. Henry worked in the Corporate Finance Department at Goldman Sachs & Co., and was a Vice President in the Corporate Finance Department at Wertheim Schroeder. In 1986, he founded G. Howard Associates, Inc., a private investment firm specializing in later stage venture finance and corporate advisory work. Mr. Henry is currently Chairman and Chief Executive Officer of Access Television Network, Inc. and a Trustee of Mitchell College.

        WILLIAM D. MOSES is a founder and director or Rnethealth.com. In addition he has served as President from January '97 to July '98. He has also served as Chief Executive Officer from April 1999 to June 2000. He is currently Vice-Chairman of the Board. In January 1993, Mr. Moses co-founded Access Television Network and served as a director of ATN from June 1993 to June 1996. Prior to his tenure at Access, Mr. Moses was a managing partner of Axiom Partners, a New York investment banking and brokerage firm, and a money manager for Oscar Gruss & Co. and Bear Stearns. In May of 1998, Mr. Moses received the Ellis Island Gold Medal Award for Humanitarian Service, in recognition of his work as Honorary Chairman of Cable Positive, a non-profit organization that uses the influence of the communications industry for raising AIDS awareness, raising funds for AIDS research, and creating a compassionate climate for people living with HIV and AIDS.

        WENDY BOROW-JOHNSON has been President and a director of RnetHealth.com since January 2000. In June 2000 she was appointed Chief Executive Officer and previously served as President, Health Care Services a division of the Company since October 1999. Previously, Borow-Johnson was President of Com-Med Strategic Alliances, Inc. and was the former President and founder of Com-Med Interactive, an electronic media packaging division for healthcare for Medicus/DMB&B. She created direct to consumer advertising initiatives for pharmaceutical manufacturers and also was responsible for Internet production and strategic marketing plans. Prior to her career in advertising and strategic marketing, Ms. Borow-Johnson was the president, founder and CEO of American Medical Television, a partnership of NBC Cable and the American Medical Association. Prior to founding American Medical Television, Ms. Borow-Johnson as Vice President of Corporate Relations and Consumer Affairs for the American Medical Association. In this capacity she functioned as liaison to Fortune 500 companies and the pharmaceutical industry for sponsorship and advertising of consumer programs.

        KEVIN WALL has been a director of the Company since October 1999. Mr. Wall is former Vice Chairman of the Board and Director of iXL Enterprises and served as President of iXL-West and head of new ventures for iXL. Mr. Wall also founded and served as President of BoxTop Interactive, which was acquired by iXL in 1997. BoxTop created award winning Internet sites and strategies for such clients as Fox Networks, Frito-Lay, Guess, and Universal Records. BoxTop also created primetime television production and international marketing, licensing and distribution of television programming. Mr. Wall was Executive Producer of "The Billboard Music Awards" (FOX), "Planet Hollywood Comes Homes" (ABC), "Twenty Years of David Copperfield" (CBS) and "Extreme Magic" (FOX). BoxTop had offices in Los Angeles, London and Buenos Aires, where Mr. Wall produced, created and/or distributed over five hundred single and multi-artist specials and global events including "The 3 Tenors Live in Concert 1994," "Columbia Records Celebrates the Music of Bob Dylan," "Freddy Mercury: AIDS Day Benefit," Michael Jackson's "Live From Bucharest," "Elton John: Live from Verona," as well as individual specials for Eric Clapton, Dire Straits and magician David Copperfield, among many others.

        MARC GUREN has been a director of the Company since October 1999. Mr. Guren is also Manager and President of Acuity Capital, LLC, a venture investment and advisory firm providing merchant banking services in the information industry, including the Internet, software and hardware development, and health care areas. Departing from the practice of law in 1984, Guren became an independent business and financial strategist and an advisor to various computer and software companies and individuals. He has served as a strategic, financial and business advisor to, and has been an investor in, various Internet, online and healthcare companies, including BoxTop Interactive, iXL Enterprises, and Personal Library Software. He was a Vice President of the Roy Disney family's Shamrock Holdings, Inc. where he was, among other things, responsible for evaluating and making investments in, and turning around companies in the software, entertainment retailing, and technology areas. He subsequently joined media analyst Paul Kagan to manage Kagan's investments in businesses, most notably in the Internet and technology areas as well as in traditional media and cable businesses. Among his responsibilities were developing and implementing business, strategic and financial plans and partnerships for Internet and media companies.

        W. THOMAS OLIVER has been a director of the Company since April, 2000. A veteran cable television programming network executive and former Chairman and Chief Executive Officer of the Interactive Channel, Oliver's focus has been on promoting branded media services for distribution via the new distribution channels, in particular managing ground floor product introduction efforts behind as the HBO and Cinemax pay TV services, USA Network, DMX Music, and most recently, the SourceSuite family of digital interactive broadband TV services for Interactive Channel, Inc. Prior to his tenure at the Interactive Channel, Oliver served as Executive Vice President and a founding partner of DMX Music, Inc., a subsidiary of the Liberty Media Corp., from its inception in 1987.

        All directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Non-employee directors do not receive cash compensation for serving as directors. The Company reimburses directors for reasonable travel expenses incurred in connection with their activities on behalf of the Company. Each member of the Board of Directors is eligible to participate in the Company's 1996 Board of Directors and Advisory Board Plan.

INFORMATION ABOUT NON-DIRECTOR EXECUTIVE OFFICERS

        The non-director executive officers of the Company, their ages and present positions with the Company are as follows:


NAME                             AGE                        POSITION
----                             ---                        --------
Stacy Romm                       32                         Chief Financial Officer

N. Frank Collins                 60                         Executive Vice President

Brad Parobek                     36                         Sr. Vice President, Affiliate Sales


        The following is a brief summary of the background of each executive officer of the Company who is not also a director of the Company:

        STACEY ROMM joined the Company's Finance Department in September 1998. She presently serves as the Chief Financial Officer. From 1995 to 1998, Ms. Romm worked for International Home Improvement as the Financial Manager. Prior to 1995, Ms. Romm directed the finance department for LaPlaya Plumbing.

        N. FRANK COLLINS has served as Executive Vice President of RnetHealth.com since June, 2000 and as Vice President of Advertising since March, 2000. Most recently, Collins was an independent consultant in healthcare marketing and communications, with a roster of clients including Johnson & Johnson, MedicaLogic, Nelson Information Systems, MicroMass Communications, and Nucleus LLC. From 1973-1986, he was a marketing executive at the Upjohn Company where he was responsible for CNS products professional and advertising communications. Following his career with the Upjohn Company, Collins joined Corbett Health Connect, a major BBDO healthcare advertising agency in Chicago, where he held various positions from 1987-1995, including Account Supervisor, Vice President, Director of Operations, and Senior Vice President of Management Supervision. In 1995, Mr. Collins joined McCann Health Care as Executive Vice President, and in 1997, he became Vice President of Business Development for the Annenberg Center for Health Sciences in Rancho Mirage. Collins has served on the Board of Directors of the Healthcare Marketing and Advertising Council as well as the National Depressive and Manic Depressive Association. At Upjohn and Corbett, Collins pioneered some of the first direct-to-consumer advertising of prescription products.

        BRAD PAROBEK serves as the Company's Senior Vice President of Affiliate Sales. Mr. Parobek is a 13-year veteran of the Cable and Telecommunications industry and served on numerous board and committee throughout his tenure. From 1989 to 1995, he was a member of the Board of Directors of the North Central Cable and Telecommunications Association. He presently is a member of the Board of Directors of Rocky Mountain Empire Venture and Nanny's Baby Wraps in Denver, CO.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.

        Based upon review of Forms 3, 4, and 5 (and amendments thereto) and written representations provided to the Company by executive officers, directors and shareholders beneficially owning 10% or greater of the outstanding shares, the Company believes that such persons filed pursuant to the requirements of the Securities and Exchange Commission on a timely basis.

COMMITTEES OF THE BOARD OF DIRECTORS

        The Board of Directors met several times during the fiscal year ended June 30, 1999 and acted by unanimous written consent on several occasions following informal discussions. Each director attended more than 75 percent of the meetings of the Board of Directors and Committees on which he served that were held during the fiscal year.

        In October 1996, the Company established a Finance and Compensation Committee of the Board of Directors which reviews the compensation for all officers and directors and affiliates of the Company. The Committee also administers the 1996 Employee and Consultants Stock Option Plan, the 1996 Board of Directors and Advisory Board Retainer Plan, the 1997 Management Bonus Plan, and the 1998 Stock Option Plan. Mr. Henry is Chairman of the Finance and Compensation Committee and Messrs. Moses and Masters (until his resignation in May 1999) are also members of the Finance and Compensation Committee.

        In May 1997, the Company established an Audit Committee of the Board of Directors that meets with management and the Company's independent public accountants to review the adequacy of internal controls and other financial reporting matters. Mr. Henry is the Chairman of the Audit Committee.

        In October 1996, the Company established an Executive Committee of the Board of Directors which is responsible for overseeing strategic planning and operations for the Company. Mr. Henry is the Chairman of the Executive Committee and Messrs. Moses and Masters (until his resignation in May 1999) are also members of the Executive Committee.

COMPENSATION OF DIRECTORS

        Non-employee directors do not receive cash compensation for serving as directors. The Company reimburses directors for reasonable travel expenses incurred in connection with their activities on behalf of the Company. Each member of the Board of Directors is eligible to participate in the Company's 1996 Board of Directors and Advisory Board Stock Option Plan (the "Directors and Advisory Board Plan"). The purpose of the Directors and Advisory Board Plan is to enable the Company to recognize the contributions made to the Company by its directors and members of the Advisory Board and to provide such persons with additional incentive to devote themselves to the future success of the Company. An aggregate of 113,652 shares of Common Stock is reserved for issuance under the Directors and Advisory Board Plan.

        Effective January 16, 1997, each director of the Company on December 31, 1996, was granted 12,915 options to acquire shares of Common Stock of the Company at an exercise price of $5.00 per share. Also effective as of such date, each member of the Advisory Board and each individual who became a member of the Advisory Board before March 3, 1997, was granted 2,583 options to acquire shares of Common Stock of the Company at an exercise price of $5.00 per share. As of January 16, 1997, 113,652 options have been granted under the Directors and Advisory Board Plan at an exercise price of $5.00 per share of which options to purchase 12,915 shares have been granted to each of Messrs. Henry, Moses, Masters and Kovacs and to two former directors. Options granted to directors vest approximately 22% on February 1, 1997 and ratably thereafter for a period of 28 months, except that 12,915 options granted to a former director are fully vested. Options granted to advisors vest approximately 6% on February 1, 1997, and monthly thereafter for a period of 34 months. The Directors and Advisory Board Plan is administered by the Finance and Compensation Committee.


        In April 1998, the Board of Directors of the Company voted to approve the repricing of options to purchase 435,986 shares granted under the Management Bonus Plan and the 1998 Stock Plan, including options to purchase 62,915, 62,915 and 50,000 shares granted to Messrs. Moses, Masters and Richey, respectively. Such repricing was effected by offering to exchange new options with an exercise price of $1.56 per share, which was the fair market value of the Common Stock on the date of repricing, for the options then held by such optionees. The new options have identical terms and conditions as the old options. By repricing such options, the Company intends to reward key employees, including the named executive officers, holding such options for their contributions to the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information, as of June 19, 2000, relating to the beneficial ownership of shares of Common Stock by: (i) each person or entity who is known by the Company to own beneficially five percent or more of the outstanding Common Stock, (ii) each of the Company's directors and
(iii) all directors and executive officers of the Company as a group.

---------------------------------------------------------------------------------------------------------------------------
                                                         Number of shares beneficially
Name and address of beneficial owner(a)                  owned(b)                                       Percentage of Class
---------------------------------------------------------------------------------------------------------------------------
William Moses                                             3,523,034(c)                                   11%
---------------------------------------------------------------------------------------------------------------------------
George Henry (d)                                          2,720,401(e)                                    8%
---------------------------------------------------------------------------------------------------------------------------
Robert Portrie (f)                                        1,588,608(g)                                    5%
---------------------------------------------------------------------------------------------------------------------------
Marc Guren (h)                                            1,655,000(i)                                    5%
---------------------------------------------------------------------------------------------------------------------------
Kevin Wall (j)                                            1,646,206(k)                                    5%
---------------------------------------------------------------------------------------------------------------------------
Wendy Borow Johnson (l)                                   1,215,000(m)                                    *
---------------------------------------------------------------------------------------------------------------------------
Peter Graf (n)                                            1,665,306                                       5%
---------------------------------------------------------------------------------------------------------------------------
W. Thomas Oliver (o)                                        250,000(p)                                    *
---------------------------------------------------------------------------------------------------------------------------
Stacey Romm (q)                                             101,704(r)                                    *
---------------------------------------------------------------------------------------------------------------------------
All Directors and Executive Officers as a group          14,365,259                                      45%
---------------------------------------------------------------------------------------------------------------------------

* Owns less than 5%

(a) Unless otherwise indicated, the address for each named individual or group is in care of RnetHealth.com, Inc., 506 Santa Monica Blvd., Suite 400, Santa Monica, California 90401.

(b) Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of June 19, 2000 and those that have been exercised and converted. Pursuant to a "change of control" provision, which defines a "change of control" to have occurred if individuals who are directors at the beginning of a 24-month period fail to constitute at least two-thirds of all directors of the Company during such period, in the various stock option contracts issued to certain of the beneficial owners, all stock options beneficially owned by such person are currently exercisable. Assumes a base of 31,812,917 shares of Common Stock before any consideration is given to outstanding options, warrants or convertible securities.

(c) Includes options to purchase 191,530 shares of Common Stock.

(d) The address of the beneficial owner is 6860 Sunrise Court, Coral Gables, FL 33133.

(e) Includes options to purchase 777,082 shares of Common Stock.

(f) The address of the beneficial owner is 8010 Mergaser Drive, Ponte Vedra, FL 32082.

(g) Includes a warrant to purchase 1,215,000 shares of the Common Stock.

(h) The address of the beneficial owner is 12011 San Vicente Blvd., Suite 606, Los Angeles, CA 90049.

(i) Includes a warrant to purchase 1,215,000 shares of the Common Stock.

(j) The address of the beneficial owner is 10880 Wilshire Boulevard, Suite 1400, Los Angeles, CA 90024.

(k) Includes a warrant to purchase 1,215,000 shares of the Common Stock.

(l) The address of the beneficial owner is 1571 Christina Lane, Lake Forest, IL 60045.

(m) Includes an option to purchase 1,015,000 shares of Common Stock.

(n) The address of the beneficial owner is 87 Holly Place, Briarcliff Manor, NY 10510.

(o) The address of the beneficial owner 542 Warner Avenue, Los Angeles, CA
90024.

(p) Includes an option to purchase 250,000 shares of Common Stock.

(q) The address of the beneficial owner is 19759 Schoolcraft Street, Winnetka, CA 91306

(r) Includes an option to purchase 101,704 shares of Common Stock.



                             EXECUTIVE COMPENSATION

The following table sets forth the cash compensation paid by the Company to executive officers that received compensation in excess of $100,000 (the "Named Executive Officers") during fiscal 1998 and 1999:

                           SUMMARY COMPENSATION TABLE

----------------------------------------------------------------------------------------------------------------------
                     ANNUAL COMPENSATION                                  LONG TERM COMPENSATION AWARDS
----------------------------------------------------------------------------------------------------------------------
NAME AND             YEAR
PRINCIPAL            ENDED
POSITION            JUNE 30,      SALARY         BONUS      SHARES UNDERLYING OPTIONS(#)        ALL OTHER COMPENSATION
----------------------------------------------------------------------------------------------------------------------
William Moses,       1998        $182,765                    50,000
Chief Executive
Officer
----------------------------------------------------------------------------------------------------------------------
                     1999        $336,037                   316,667
                                   (g)(k)
----------------------------------------------------------------------------------------------------------------------
John Wheeler,        1998        $182,373                    50,000
Sr. Vice
President,
Operations
----------------------------------------------------------------------------------------------------------------------
                     1999        $186,349(h)    $22,420       5,000                             85,179(f)
                                    (a)(b)
----------------------------------------------------------------------------------------------------------------------
Gary Horowitz,       1999        $155,099(i)                267,915
President                          (c)
----------------------------------------------------------------------------------------------------------------------
Gregory Richey,      1998        $163,335                    50,000
Chief Financial                    (d)
Officer
----------------------------------------------------------------------------------------------------------------------
Donald Masters       1998        $148,420                    50,000
                                   (e)
----------------------------------------------------------------------------------------------------------------------
                     1999        $128,817                   116,667
                                   (j)
----------------------------------------------------------------------------------------------------------------------



(a) Bonus paid to Mr. Wheeler pursuant to contact terms of employment agreement, wherein Mr. Wheeler received commission per subscriber at $0.01 per subscriber.

(b) Includes accrued but unused vacation paid to Mr. Wheeler upon expiration of his employment agreement. Mr. Wheeler's employment agreement was not renewed.

(c) Mr. Horowitz resigned from the Company in April 1999.

(d) Mr. Richey resigned from the Company effective September 18, 1998.

(e) Mr. Masters resigned from the Company effective May 1, 1999.

(f) Compensation paid for vacation pay owed per Mr. Wheeler's contract which expired in May 1999 and compensation for letter agreement dated January 26, 1999 disclosed in Item II Section III paid in unregistered shares.

(g) Includes compensation paid in stock valued at $186,037

(h) Includes compensation paid in stock valued at $48,849

(i) Includes compensation paid in stock valued at $30,099

(j) Includes compensation paid in stock valued at $89,317

(k) Mr. Moses resigned from the Company as Chief Executive Officer effective June 2000.

        The following table sets forth information concerning the grant of stock options to the Named Executive Officers during fiscal 1999:


                      OPTION GRANTS DURING LAST FISCAL YEAR

------------------------------------------------------------------------------------------------------------
                             NUMBER OF SHARES   % OF TOTAL OPTIONS
                             UNDERLYING         GRANTED TO EMPLOYEES IN     EXERCISE PRICE   EXPIRATION
NAME                         OPTIONS GRANTED    FISCAL YEAR                 ($/SH)           DATE
------------------------------------------------------------------------------------------------------------
William Moses                200,000               13%                        $ 0.31          05/11/02
------------------------------------------------------------------------------------------------------------
                              50,000                4%                        $1.625          08/03/02
------------------------------------------------------------------------------------------------------------
                              66,667                5%                        $ 0.43          08/03/02
------------------------------------------------------------------------------------------------------------
John Wheeler                   5,000                1%                        $ 0.59           Expired (a)
------------------------------------------------------------------------------------------------------------
Gary Horowitz                200,000               13%                        $ 0.43           Expired (a)
------------------------------------------------------------------------------------------------------------
                               5,000                1%                        $ 0.59           Expired (a)
------------------------------------------------------------------------------------------------------------
                              12,915                1%                        $ 1.81           Expired (a)
------------------------------------------------------------------------------------------------------------
                              50,000                4%                        $ 1.625          Expired (a)
------------------------------------------------------------------------------------------------------------
Donald Masters                50,000                4%                        $ 1.625          Expired (a)
------------------------------------------------------------------------------------------------------------
                              66,666                5%                           .43           Expired (a)
------------------------------------------------------------------------------------------------------------

(a) Options expired unexercised as a result of resignations during fiscal 1999.

        The following table summarizes the aggregated options standing as of June 30, 1999 for the executives listed above.

              OPTIONS EXERCISES IN FISCAL YEAR ENDED JUNE 30, 1999
                      AND OPTION VALUES AS OF JUNE 30, 1999


-------------------------------------------------------------------------------------------------------------
                                                       NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                        SHARES                        UNDERLYING UNEXERCISED            IN THE MONEY
                      ACQUIRED ON       VALUE        OPTIONS AT JUNE 30, 1999      OPTIONS AT JUNE 30, 1999
  NAME                EXERCISE($)     REALIZED($)    EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------
William Moses            0               0                523,904/0(a)                    $60,373/$0
-------------------------------------------------------------------------------------------------------------
John Wheeler             0               0                  5,000/0(b)                         $0/$0
-------------------------------------------------------------------------------------------------------------
Cary Horowitz            0               0                267,915/0(b)                    $14,000/$0
-------------------------------------------------------------------------------------------------------------
Donald Masters           0               0                155,112/0(c)                    $10,850/$0
-------------------------------------------------------------------------------------------------------------

--------------------
(a) All but 191,580 shares have been exercised in fiscal 2000.
(b) All of these options expired unexercised in fiscal 2000 as a result of resignations during fiscal 1999.
(c) In September 1999, all of these options were allocated to Bill Moses, Stacey Romm and Tracy Neal as a result of Mr. Master's resignation in fiscal 1999.

OPTION REPRICING

In August 1998, the Board of Directors of the Company voted to approve the repricing of options to purchase 806,746 shares granted under the Management Bonus Plan and the 1998 Stock Plan, including options to purchase 241,667, 129,581 and 50,000 shares granted to Messrs. Moses, Masters and Richey, respectively. Such repricing was effected by offering to exchange new options with an exercise price of $1.56 per share, which was the fair market value of the Common Stock on the date of repricing, for the options then held by such optionees. The new options otherwise would have identical terms and conditions as the current options. By repricing such options, the Company intends to reward key employees, including the named executive officers, holding such options for their contributions to the Company. In April 1999, approximately 655,925 options previously granted under the 1997 Plan and 1998 Plan were canceled. These options may or may not be re-issued at a later date.

        Such persons exercised no options of the Company during fiscal 1999.

EMPLOYMENT AGREEMENTS

        Effective December 1, 1996, the Company entered into an employment agreement with William D. Moses, the Company's Chief Executive Officer, which expired on September 30, 1998. The employment agreement provided for a base compensation payable to Mr. Moses of $12,000 per month through September 30, 1998. Pursuant to the agreement, Mr. Moses was entitled to participate in any employee benefit plans and arrangements when and as implemented by the Company. In the event of termination of Mr. Moses' employment by the Company, without "good cause" (as defined in the employment agreement), Mr. Moses was entitled to severance compensation equal to the lesser of his base salary and vacation compensation due through September 30, 1998 and his base salary and vacation compensation for one year, payable one-half upon termination and the balance ratably over the following six months. In the event of termination of the employment agreement by mutual agreement of the Company and Mr. Moses, Mr. Moses was entitled to such compensation as is mutually agreed on between the Company and Mr. Moses but in no event to exceed the amount of severance compensation payable in the event of termination without "good cause." Mr. Moses agreed not to compete with the Company during the term of the employment agreement and for a period of two years after termination of his employment relationship with the Company in the development or provision of media services or any other line of business which the Company is engaged in or forms the intention to engage in during this period. In the event of a "change in control" (as defined in the employment agreement), Mr. Moses would have been deemed to have been terminated without "good cause", and the covenant not to compete would have had no further effect.

        Effective December 1, 1996, the Company entered into an employment agreement with Donald J. Masters, the Executive Vice President of the Company, which expired on November 30, 1998. The employment agreement provided for a base compensation payable to Mr. Masters of $10,000 per month through November 30, 1998. Pursuant to the agreement, Mr. Masters was entitled to participate in any employee benefit plans and arrangements when and as implemented by the Company. In the event of termination of Mr. Master's employment by the Company, without "good cause" (as defined in the employment agreement), Mr. Masters was entitled to severance compensation, equal to his base salary and vacation compensation, at the option of the Company, for such period of time between one year and two years that the non-compete covenant described below is in effect and such severance compensation shall be payable one-half on the date of termination and the balance shall be payable ratably over six months following the date of termination. In the event of termination of the employment agreement by mutual agreement of the Company and Mr. Masters, Mr. Masters was entitled to such compensation as mutually agreed on between the Company and Mr. Masters but in no event to exceed the amount of severance compensation payable in the event of termination without "good cause." In addition, Mr. Masters agreed under certain circumstances not to compete with the Company during the term of the employment agreement and for up to two years after termination of his employment relationship with the Company in any media business whose programming, content or services address or relate to Recovery Issues or in any organization whose primary business is offering products and services relating to Recovery Issues.

        Effective May 13, 1997, the Company entered into an employment agreement with John Wheeler, the Company's Senior Vice President of Sales and Marketing, which expired on May 31, 1999. The employment agreement provided for a base compensation payable to Mr. Wheeler of $12,000 per month through May 13, 1999. In addition to the base salary, Mr. Wheeler received a commission payable quarterly in the amount of $.01 for each additional subscriber household in excess of one million subscriber households to which an affiliated cable system service delivers a minimum of two hours of the Company's programming, so long as the household subscriber did not already receive the programming through the Company's Nesting Contract or through any other agreement under which the Company purchases carriage rights. Pursuant to the agreement, Mr. Wheeler was entitled to participate in any employee benefits plans and arrangements when and as implemented by the Company. In the event of termination of Mr. Wheeler's employment by the Company, without "good cause" (as defined in the employment agreement), Mr. Wheeler was entitled to severance compensation equal to the lesser of his base salary and vacation compensation due through March 13, 1999 and his base salary and vacation compensation for ninety days, payable one-half upon termination and the balance ratably semi-monthly over the compensation reference period. In the event of termination of the employment agreement by mutual agreement of the Company and Mr. Wheeler, Mr. Wheeler was entitled to such compensation as is mutually agreed on between the Company and Mr. Wheeler but in no event to exceed the amount of severance compensation payable in the event of termination without "good cause." Mr. Wheeler agreed not to compete with the Company during the term of the employment agreement for a period of one year after termination of his employment relationship with the Company in the development or provision of recovery media services or any other line of recovery media services which the Company is engaged in or forms the intention to engage in during this period. Mr. Wheeler's employment agreement expired on May 31, 1999. Mr. Wheeler was terminated upon the expiration of his employment contract.

        Effective May 1, 1997, the Company entered into an employment agreement with Bill Megalos, the Company's Vice President of Production, which expired on November 30, 1998. The employment agreement provided for a base compensation payable to Mr. Megalos of $10,000 per month through November 30, 1998. Pursuant to the agreement, Mr. Megalos was entitled to participate in any employee benefit plans and arrangements when and as implemented by the Company. In the event of termination of Mr. Megalos's employment by the Company, without "good cause" (as defined in the employment agreement), Mr. Megalos was entitled to severance compensation equal to his base salary and vacation compensation for 90 days, payable ratably over such 90 day period. In the event of termination of the employment agreement by mutual agreement of the Company and Mr. Megalos, Mr. Megalos was entitled to such compensation as is mutually agreed on between the Company and Mr. Megalos but in no event to exceed the amount of severance compensation payable in the event of termination without "good cause." Mr. Megalos agreed not to compete with the Company during the term of the employment agreement and for a period of one year after termination of his employment relationship with the Company in the development or provision of recovery media services or any other line of recovery media services which the Company is engaged in or in which the Company forms the intention to engage with the active participation of Mr. Megalos during this period.

        Effective May 11, 1999, the Company entered into an employment agreement with Jay Handline, the Company's Executive Vice President, for a term of three years. The employment agreement provides for a base compensation payable to Mr. Handline of $12,000 per month through May 11, 2002. In addition to the base salary, Mr. Handline shall receive an option to purchase 400,000 shares of the Company's common stock exercisable at the closing bid price on May 11, 1999. The Option vests 1/4th upon execution of the agreement, 1/4th at the end of year 1, 1/4th at the end of year 2, and 1/4th at the end of year 3. Mr. Handline resigned from the Company in May 2000.

        Effective January 6, 2000, the Company entered into an employment agreement with Wendy Borow Johnson, the Company's newly appointed President. The employment agreement provides for a base compensation payable to Ms. Borow Johnson of $12,500 per month together with incremental bonuses. Ms. Borow Johnson's employment with the Company is for no fixed term. The Company has retained Ms. Borow Johnson's services for the exclusive benefit of the Company and Ms. Borow Johnson has agreed not to render her time and services to any other entity. Ms. Borow Johnson's participation with EHealthcare World has been excluded from this agreement between Ms. Borow Johnson and the Company. Ms. Borow Johnson has received an option to purchase 1,015,000 shares of common stock exercisable at $0.39 per share. The option vests in equal installments monthly for a period of two (2) years.

STOCK OPTION PLANS

The Company has adopted six stock option plans: the 1996 Employee and Consultants Stock Option Plan (the "Employee and Consultants Plan"), the 1996 Board of Directors and Advisory Board Stock Option Plan (the Directors and Advisory Board Plan"), the 1997 Management Bonus Plan (the "Management Bonus Plan"), the 1998 Stock Option Plan (the "Stock Plan"), the 1999 Stock Compensation Plan and the 1999 Stock Option Plan (the "1999 Option Plan"). The Company has reserved an aggregate of 1,932,876 shares of Common Stock for future issuance under these plans. All options granted or to be granted under these plans are non-qualified stock options ("NQSOs") or incentive stock options ("ISOs") under the Internal Revenue Code of 1986, as amended. The management Bonus Plan and the Stock Plan also provide for non-option awards, such as stock appreciation rights and restricted stock awards.

        PURPOSE. The purpose of the plans is to grant incentive stock options intended to qualify under Section 422 of the Internal Revenue Code and non-qualified stock options as a means to provide an incentive to selected directors, officers, employee and consultants to acquire a proprietary interest in RnetHealth.com, Inc., to continue in their positions with us and to increase their efforts on our behalf.

        ADMINISTRATION. The board administers the plans or a committee appointed by the board. Under the plans, the plan administrator has the authority to, among other things: (a) select the eligible persons to whom options will be granted, (b) determining the size, type and the terms of each option granted,
(c) adopted, amend and rescind rules and regulation for the administration of the plans, and (d) decide all questions and settle all controversies and disputes of general applicability that may arise in connection with the plans.

        OPTIONS. Each option granted under the plans is evidenced by an agreement that states the terms and conditions of the grant. The exercise price of an option granted under any of the plans shall not be less than 100% of the fair market value of the stock at the time of grant. Each option plan granted under the plans will be exercisable at the times and in the amounts determined in accordance with the agreements. In addition the board, in its discretion, may accelerate the exercisability of any option under any of the plans. Options granted under the plans are not transferable and are only exercisable by the grantee during the grantee's lifetime. Each option shall terminate at the time specified in the agreements.

STOCK COMPENSATION PLAN

        Effective February 19, 1999, the Company established the 1999 Employee and Consultant's Stock Compensation Plan (the "Plan"). The purpose of the Plan is to compensate employees and certain consultants of the Company for services by issuing to them stock in lieu of cash payments. An aggregate of 1,500,000 shares of Common Stock is reserved for issuance under the Plan.

        In June 1999, the Company established the Employee Stock Compensation Plan (the "Employee Stock Plan") the purpose of the Employee Stock Plan is to provide employees with an incentive to maintain the long-term performance and profitability of the Company. A maximum of 1,300,000 shares may be issued under the Employee Stock Plan.


NON-PLAN STOCK OPTIONS

        The Company has granted 3,382,085 non-plan stock options to acquire shares of Common Stock, which are outstanding as of March 31, 2000 and exercisable at prices ranging from $0.25 to $5.00 per share.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        On January 26, 1998, Mr. Henry entered into an agreement with Recovery Interactive. Pursuant to such agreement, Mr. Henry is entitled to a percentage of any proceeds from a "change of control" (as defined in the agreement) of Recovery Interactive which exceeds a base amount.

        Charlotte Schiff Jones, a director of the Company, provides consulting services in the areas of affiliate marketing and strategic business development. During the fiscal year ending June 30, 1998, Ms. Schiff Jones received $58,314 as compensation for such services.

        On December 7, 1998, the Company entered into an agreement with G. Howard Associates, Inc. ("Howard") wherein Howard would represent the Company, on an exclusive basis with respect to certain investors in connection with raising capital for the Company. For its services, Howard would receive a cash fee equal to 6% of the total consideration received by the Company and to reimburse Howard for its out-of-pocket expenses. The fee is due at the closing of a said transaction. Such agreement with Howard was amended in April 1999. The amendment expanded Howard's representation to include (a) the sale of the Company's 20% ownership in RecoveryNetInteractive; (b) the settlement with certain creditors identified; and, (c) assistance in raising $300,000 of additional capital. Pursuant to this amendment, Howard would receive 900,000 newly issued shares of the Common Stock and warrants held by Howard and/or George Henry were canceled.

        In December 1998, in connection with $725,000 notes payable by the Company, the Company granted warrants to purchase 500,000 unregistered shares at $0.01 per share to a group of shareholders (the Noteholders"). In April 1999, the Company renegotiated the terms of the $725,000 notes payable to certain shareholders. In exchange for extending the due date to October 1999 (six months), the Company granted another 1,000,000 warrants at $0.01 per share. Approximately 999,999 shares to date have been exercised.

        On January 7, 1999 the Company engaged Ms. Jones, member of the Board of Directors to act as a "Special Agent" to help the Company secure financing. Pursuant to Ms. Jones proposal Ms. Jones received 50,000 shares of unregistered common stock and is entitled to 5% of the first one million of value, 4% of the second one million value, 3% of the third one million value, 2% of the fourth one million value and 1% on all amounts of value excess of five million dollars upon closing.

        On January 26, 1999 the Company engaged Mr. Wheeler as a Agent to help secure financing . Pursuant to the Letter of Agreement Mr. Wheeler will received 75,000 shares of unregistered common stock and is entitled to a cash fee equal to four percent (4%) of the total financing upon closing.

        Beginning in February 1999, executive officers and other employees of the Company have received stock in lieu of salaries. To-date, the Company has issued 270,971 shares in lieu of salaries.

        In March 1999, in connection with an aggregate $100,000 investment by certain investors, the Company agreed to issue notes convertible into Common Stock of the Company.

        On October 13, 1999, the Company finalized a debt restructuring and infusion of additional capital with certain noteholders and shareholders, resulting in the following: (1) conversion of all existing debt and accrued interest to equity (estimated at approximately $756,000) at $0.25 per share; (2) commitment to receive an equity infusion from key internal shareholders totaling up to $600,000 at $0.25 per share; and (3) a 45-day option to noteholders to acquire additional equity at $0.25 per share up to $756,000.

        On November 18, 1999, additional notes and accrued interest totaling $108,000 were converted for 432,000 shares at $0.25 per share.

        In January 2000, the Company issued 2,221,606 shares to a group of existing investors resulting in proceeds of $556,271.

        In March 2000, Peter Graf, a shareholder in the Company subscribed to purchase 400,000 shares of the Company's common stock at $1.00 per share. The Company received $400,000, which was used to finance operations.

        On June 22, 2000 the Company entered into a Common Stock Purchase Agreement with Torneaux Ltd. (the "Purchaser") to raise up to $10 million through a series of sales of our common stock, of which shares representing approximately $3,075,000 are being registered herein. The dollar amount of each sale is limited by our common stock's trading volume, and a minimum period of time must elapse between each sale. Each sale will be to the Purchaser at a discount of 10-12% of the then current stock price.

        The Company believes that all of the foregoing transactions and arrangements with affiliates were fair and reasonable to the Company and were and are on terms no less favorable than could have been obtained from unaffiliated third parties. There can be no assurance, however, that future transactions or arrangements between the Company and affiliates will continue to be advantageous to the Company, that conflicts of interest will not arise with respect thereto, or that if conflicts do arise, they will be resolved in a manner favorable to the Company. Any such future transactions will be on terms no less favorable to the Company than could be obtained from unaffiliated parties and will be approved by the Company's Finance and Compensation Committee.


                                   PROPOSAL 2
                       AMENDMENT TO THE BYLAWS TO FIX THE
                 AUTHORIZED NUMBER OF DIRECTORS AT NINE MEMBERS

        Section 3.02 of Article III of the Company's Bylaws currently provides that the authorized number of directors shall be as fixed from time to time by resolution of the Board of Directors or shareholders. The Board of Directors has adopted, subject to shareholder approval, an amendment to the Bylaws that would fix the authorized number of directors to nine and eliminate the requirement for stockholder approval to change the authorized number of directors in the future.

        The Board of Directors believes that this proposed Bylaw amendment will enable the Board to take timely advantage of the availability of well-qualified candidates for appointment to the Board, in particular, candidates from outside the company whose skills and experience will benefit the Company. Accordingly, it is proposed that Section 3.02 of Article III of the Bylaws of the Company are amended to read as follows:

  "The authorized number of directors shall be nine (9) members. A majority of the members of directors shall be persons who are not employees of the Corporation. Employees on temporary leave shall not be considered candidates for non-employee director positions. The number of directors may be changed by an amendment to this bylaw, duly adopted by the board of directors or by the stockholders, or by a duly adopted amendment to the certificate of incorporation."

The affirmative vote of a majority of the outstanding shares of the Company's Common Stock is required for approval of the amendment of Section 3.02 of
Article III to the Bylaws.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                   PROPOSAL 3
APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED
                 NUMBER OF SHARES FROM 50,000,000 TO 60,000,000

        The Board of Directors recommends that the stockholders approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 50,000,000 shares to 60,000,000 shares. The Board of Directors believes the increase in the number of authorized shares is necessary to provide the Company with the flexibility to act in the future with respect to financing programs, acquisitions, stock splits and other corporate purposes (although no such specific activities are currently contemplated) without the delay and expense associated with obtaining special stockholder approval each time an opportunity requiring the issuance of shares may arise.

        As of July 1, 2000, the Company had approximately ______________ shares of Common Stock issued and outstanding and approximately ______________ shares of Common Stock reserved for issuance under the Company's 1996 Non-Plan, 1997, 1998 and 1999 Incentive Stock Option Plans (collectively referred to hereinafter as the "Plans"). On June 21, 2000, the Company entered into a Common Stock Purchase Agreement with Torneaux Ltd. for the purchase of approximately $10,000,000 of the Company's Common Stock. Based on the foregoing numbers, the Company will have approximately __________ shares remaining available for other purposes.

        The lack of authorized Common Stock available for issuance would unnecessarily limit the Company's ability to pursue opportunities for future financing, acquisitions, mergers and other transactions. The Company would also be limited in its ability to effectuate future stock splits or stock dividends. The Board of Directors believes that the increase in the authorized shares of Common Stock is necessary to provide the Company with the flexibility to pursue the types of opportunities described above without added delay and expense. Other than as permitted or required by the Plan, outstanding options, and the ESOP, the Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional shares of Common Stock. No additional action or authorization by the Company's stockholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which the Company's Common Stock is then listed or quoted.

        The authorization of additional shares of Common Stock pursuant to this proposal will have no dilutive effect upon the proportionate voting power of the current stockholders of the Company. However, to the extent that shares are subsequently issued to persons other than the current stockholders and/or in proportions other than the proportion that presently exists, such issuances will have a dilutive effect on the voting power and stockholdings of current stockholders. In addition, the issuance of additional shares could have a dilutive effect on earnings per share.

        The proposed amendment to increase the number of shares of Common Stock could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. For example, in the event of a hostile attempt to take over control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. The amendment therefore may have the effect of discouraging unsolicited takeover attempts, thereby potentially limiting the opportunity for the Company's stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed amendment may have the effect of permitting the Company's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company's business. However, the Board of Directors is not aware of any attempt to take control of the Company, and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

        The additional shares of Common Stock to be authorized by adoption of the amendment to the Certificate of Incorporation would have rights identical to the currently outstanding shares of Common Stock of the Company. Adoption of the proposed amendment to the Certificate of Incorporation would not affect the rights of the holders of the currently outstanding shares of Common Stock.

        Adoption of the amendment to the Certificate of Incorporation to increase the Company's authorized Common Stock requires the vote of a majority of the outstanding shares of the Company's Common Stock. If the proposal is approved, the Company intends to file an amendment to the Certificate of Incorporation shortly after the Annual Meeting. The amendment to the Certificate of Incorporation will be effective immediately upon acceptance of filing by the Colorado Secretary of State.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR APPROVAL OF THE AMENDMENT.

                                   PROPOSAL 4
            APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO
     CHANGE THE CORPORATE NAME FROM RNETHEALTH.COM, INC. TO RNETHEALTH, INC.

        The Board of Directors of the Company has adopted a resolution proposing an amendment to the Company's Certificate of Incorporation to change the name of the Company from "Rnethealth.com, Inc." to "Rnethealth, Inc".

        Due to the evolving nature of the Company's business, the Board of Directors has determined that it is the best interests of the Company to change its corporate name to more closely identify the Company with its varying lines of business that currently includes the expanding cable television network, The Recovery Network in addition to the Internet public web site.

        The Board further believes, and has been advised by corporate communications specialists, that such a corporate name change will assist the Company in enhancing its cross platform media assets and establishing a unified name recognition for the Company's businesses, which the Board believes will enhance the value of the Company.

        The corporate name change will become effective upon the filing of the Amended and Restated Articles with the Colorado Secretary of State, which filing will be made promptly after the Annual Meeting.


                                   PROPOSAL 5
          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors believes it is appropriate to submit for approval by its shareholders its appointment of Corbin & Wertz LLP as the Company's independent public accountants for the fiscal year ending June 30, 2000.

        Representatives of Corbin & Wertz LLP are expected to be present at the Meeting with the opportunity to make a statement and to be available to respond to questions regarding these and any other appropriate matters.

THE BOARD OF DIRECTORS CONSIDERS CORBIN AND WERTZ TO BE WELL QUALIFIED AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION.

                                  OTHER MATTERS

        The Company knows of no other matters that are likely to be brought before the Annual Meeting. If, however, other matters not now known or determined properly come before the Annual Meeting, the persons named as proxies in the enclosed card or their substitutes will vote such proxies in accordance with their discretion with respect to such matters.

                            PROPOSALS OF SHAREHOLDERS

        Proposals of Shareholders to be considered for inclusion in the Proxy Statement and accompanying Proxy card for the 2001 Annual Meeting of Shareholders must be received by the Secretary, Rnethealth.com, Inc., 506 Santa Monica Boulevard, Suite 400, Santa Monica, California 900401 no later than February 16, 2001.



         SHAREHOLDERS ARE URGED TO FORWARD THEIR PROXIES WITHOUT DELAY.
                 A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.


By Order of the Board of Directors,

TRACY R. NEAL
Secretary
June 16, 2000

                                      PROXY
                              RNETHEALTH.COM, INC.

                 (Solicited on behalf of the Board of Directors)

        The undersigned holder of Common Stock of Rnethealth.com, Inc. revoking all proxies heretofore given, hereby constitutes and appoints Wendy Borow Johnson and Tracy R. Neal, and each of them, Proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the 2000 Annual Meeting of Shareholders of Rnethealth.com, Inc., to be held at 506 Santa Monica Boulevard, Santa Monica, California 90401, on Monday, August 14, 2000 at 9:00 a.m., Pacific Standard Time, and at any adjournments or postponements thereof.

        The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.

        Each properly executed Proxy will be voted in accordance with the specifications made below and in the discretion of the Proxies on any other matter that may come before the meeting. Where no choice is specified, this Proxy will be voted FOR all listed nominees to serve as directors and FOR each of the proposals set forth below.

The Board of Directors recommends a vote in favor of each Nominee named in the Proxy and FOR Proposal 2,3 and 4.

1.  Election of Directors.           [ ] FOR all nominees listed                [ ] WITHHOLD
    AUTHORITY
                                  (except as marked to the contrary)             to vote for
all listed nominees

                        Nominees: Robert Portrie, William Moses, George H. Henry, Wendy Borow Johnson, Kevin Wall, Marc Guren and
                        W. Thomas Oliver (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, CIRCLE THAT NOMINEE'S NAME IN THE LIST PROVIDED.)

2. Proposal to approve an amendment to the Company's Bylaws to fix the authorized number of directors at nine members.
    [ ] FOR   [ ] AGAINST   [ ] ABSTAIN


3. Proposal to approve an amendment to the Company's Articles of Incorporation to increase the authorized number of shares from 50,000,000 to 60,000,000.
    [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

4. Proposal to approve an amendment to the Company's Articles of Incorporation to change the corporate name from Rnethealth.com, Inc. to Rnethealth, Inc.
    [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

5. Proposal to ratify and approve the appointment of Corbin & Wertz LLP as the Company's independent public accountants for the fiscal year ending June 30, 2000.
    [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

6. The Proxies are authorized to vote in their discretion upon such other matters as may properly come before the meeting.

                                The shares represented by this proxy will be
                                voted in the manner directed. In the absence of any direction, the shares will be voted FOR each nominee named in Proposal 1 and FOR each of Proposals 2, 3 and 4 and in accordance with their discretion on such other matters as may properly come before the meeting.
                                Dated                                          ,
                                     -----------------------------------------
                                2000
                                ------------------------------------------------

                                ------------------------------------------------
                                                    Signature(s)
                                (Signature(s) should conform to names as registered. For jointly owned shares, each owner should sign. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title).PLEASE MARK AND SIGN ABOVE AND RETURN PROMPTLY